                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act Of 1934
                              (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the Com-
                                             mission Only (as permitted
                                             by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AURORA FOODS INC.

                (Name of Registrant as Specified in its Charter)



    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 (1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                                 [AURORA LOGO]

                               Aurora Foods Inc.
                         1000 Union Station, Suite 300
                              St. Louis, MO 63103

                               ----------------

                   Notice of Annual Meeting of Stockholders

                               ----------------

To the Stockholders of Aurora Foods Inc.:

   You are cordially invited to attend the Annual Meeting of Stockholders of Aurora Foods Inc. (the "Company") on Monday, June 19, 2000, at 1:00 p.m., local time, at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380. The meeting will be held for the following purposes:

     1. To elect a Board of Directors;

     2. To approve the adoption of the Company's 2000 Equity Incentive Plan;
  and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   This notice is accompanied by a form of proxy and a Proxy Statement and was preceded by the Company's 1999 annual report on Form 10-K. All of the above matters are more fully described in the Proxy Statement. Only stockholders of record at the close of business on May 15, 2000 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR
REPRESENTATION AT THE ANNUAL MEETING. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Richard C. Dresdale
                                          -----------------------------------
                                          Richard C. Dresdale
                                          Chairman of the Board

New York, New York
May 17, 2000

                                 [AURORA LOGO]

                               Aurora Foods Inc.
                         1000 Union Station, Suite 300
                              St. Louis, MO 63103

                               ----------------

                                PROXY STATEMENT

                               ----------------

   Your proxy in the form enclosed is solicited by the Board of Directors of Aurora Foods Inc. (the "Company") for use in voting at the Annual Meeting of Stockholders to be held on Monday, June 19, 2000 at 1:00 p.m., local time, or at any adjournment thereof. The Annual Meeting will be held at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380. This Proxy Statement and the enclosed form of proxy were first mailed to stockholders on or about the date of the Notice of Meeting.

   The Company's principal executive offices are located at 1000 Union Station, Suite 300, St. Louis, Missouri 63103 and its telephone number is
(314) 241-0303. Continental Stock Transfer & Trust Company, who is assisting with the mechanics of the return of the proxies, may be contacted at (212) 509-4000.

   The shares represented by those proxies received, properly dated and executed, and not revoked, will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by (1) delivering to the Secretary of the Company at the Company's principal executive offices, no later than the start of the Annual Meeting, a written notice of revocation, (2) signing and returning a later dated proxy or (3) attending the Annual Meeting and voting the shares covered by the proxy in person. All shares represented by proxies that are properly dated, executed and returned, and which have not been revoked, will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, the shares represented by such proxy will be voted FOR the election of the Board of Directors listed in this Proxy Statement and FOR the approval of the adoption of the Company's 2000 Equity Incentive Plan and, with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy.

   If a proxy or ballot indicates a broker non-vote or that a stockholder, broker, or other nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal although such shares will be counted as in attendance at the meeting for purposes of a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by persons selected by the Company to act as inspectors of election for the Annual Meeting.

   The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and employees of the Company may communicate with stockholders either in person or by telephone or facsimile for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation.

                     Outstanding Shares and Voting Rights

   Only stockholders of record as of the close of business on May 15, 2000 will be entitled to vote at the Annual Meeting. As of that date, there were 67,049,811 shares of Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. In addition, (1) a plurality of the votes properly cast for the election of directors by the stockholders attending the meeting in person or by proxy will elect directors to office; and (2) the affirmative majority of the votes properly cast at the meeting in person or by proxy is required for approval of Proposal 2.

                      Ratification of Board of Directors

                          (Proposal 1 on Proxy Card)

   The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than eleven directors. The Board of Directors, pursuant to the authority conferred on them by the Bylaws, has set the current number of directors at ten. Unless you request on your proxy card that voting of your proxy be withheld, proxies will be voted for the ratification of the Board of Directors comprised of the individuals named below.

   The Board of Directors has nominated Clive A. Apsey, David E. De Leeuw, Charles J. Delaney, Richard C. Dresdale, Andrea Geisser, Peter Lamm, George E. McCown, Ronald S. Orr, James T. Smith, and Christopher T. Sortwell, as directors of the Company. If elected at the Annual Meeting, each director will serve until the next Annual Meeting of Stockholders and until their successors are elected or chosen. Each nominee is currently a director of the Company. For more information about each nominee, see "Directors and Executive Officers". The Company does not have a nominating committee.

   The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if ratified. In the event any director named below becomes unable or unwilling to serve, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE BOARD OF DIRECTORS.

            Approval of the Adoption of 2000 Equity Incentive Plan

                          (Proposal 2 on Proxy Card)

   On April 13, 2000, the Board of Directors approved, subject to stockholder approval, the 2000 Equity Incentive Plan (the "Plan"), and the issuance of up to 7,000,000 shares of Common Stock pursuant to awards thereunder.

   The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries, and to reward participants for such contributions, through ownership of shares of Common Stock (the "Stock") of the Company and cash incentives. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock or deferred stock, or performance awards, or combinations thereof, all as more fully described below.

   This proposal summarizes the essential features of the Plan. You should read the Plan for a full statement of its legal terms and conditions. The full text of the Plan appears in Exhibit A to this Proxy Statement.

General

   The plan will be administered by a committee of the Board of Directors designated for such purposes, consisting of at least two directors (the "Committee"). During such times as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee will be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. A total of 7,000,000 shares of Stock are reserved for issuance under the Plan. Employees of the Company and its subsidiaries and other persons or entities who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan.

   Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company's stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which awards may be granted to any participant in any one calendar year is 3,500,000, and the Plan is being submitted for stockholder approval.

   Stock Options. The exercise price of an incentive stock option ("ISO") granted under the Plan or an option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% (110% in the case of an incentive stock option granted to a 10% shareholder) of the fair market value of the Stock at the time of grant. The exercise price of a non-ISO granted under the Plan is determined by the Committee. Options granted under the Plan will expire and terminate 10 years from the date of grant. The exercise price may be paid in cash or by check, bank draft or money order payable to the order of the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of Stock, by delivery to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

   Stock Appreciation Rights (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

   Stock Awards; Deferred Stock. The Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as unrestricted shares of Stock. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Committee. Except as the Committee may otherwise determine, if a participant dies or ceases to be an employee or ceases to continue the consulting or other similar relationship engaged in by such participant with the Company for any reason during the restricted period, the Company may purchase the shares of Restricted Stock subject to certain restrictions and conditions. Other awards under the Plan may also be settled with Restricted Stock. The Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Committee may specify.

   Performance Awards. The Plan provides for performance awards entitling the recipient to receive cash or Stock following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Plan. In the case of any performance awards intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an "Exempt Award"), the Committee will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals. The maximum Exempt Award payable to an individual in respect of any performance goal for any year cannot exceed $2,500,000. Payment of performance awards based upon a performance goal for calendar years 2006 and thereafter is conditioned upon re-approval by the stockholders of the Company no later than the first meeting of stockholders in 2005.

   Termination. Except as otherwise provided by the Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. Outstanding awards of Restricted Stock must be transferred to the Company upon a participant's death, and deferred stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be terminated unless otherwise provided. In the case of termination for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be sold to the Company, and other awards terminate, except as otherwise provided.

   In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards. In the event of a change of control, as defined in the Plan, outstanding options and SARs as of such date which are not exercisable shall become exercisable; shares of Restricted Stock which are not otherwise vested shall vest; holders of performance awards may be entitled to cash payment of the cash component of the award (if any) and the fair market value of stock included in the award.

   Amendment. The Committee may amend the Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

                               NEW PLAN BENEFITS

                                                  2000 Equity Incentive Plan
                                                  ------------------------------
                                                     Dollar       Number Of
      Name and Position                             Value ($)       Units
      -----------------                           ------------- ----------------
      Executive Group............................           (1)        1,750,000

--------
(1) All of these options were granted under the 2000 Equity Incentive Plan on May 4, 2000 and have an exercise price of $4.25; the price was determined based on the fair market value of the Common Stock on the date of grant.

   The Compensation Committee has granted Mr. Smith, President, Chief Executive Officer and Director, 1,000,000 options; Mr. Sortwell, Executive Vice President, Chief Financial Officer and Director, 450,000 options; and Mr. Graven, Senior Vice President of Human Resources, 300,000 options, subject to approval of the Plan by stockholders.

   The future benefits or amounts that would be received under the Plan by the executive officers, the non-executive officer directors and the non-executive officer employees are discretionary and are therefore not determinable at this time.

Federal Tax Effects

   The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

   Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

   Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

   In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

   Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                 Other Matters

General

   The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters described above. If any other business should properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board of Directors. Discretionary authority for them to do so is contained in the proxy cards.

 Stockholder Proposals

   Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2001 Annual Meeting of the Stockholders must be received by the Secretary of the Company at the Company's principal executive offices located at 1000 Union Station, Suite 300, St. Louis, Missouri, 63103, by January 18, 2001.

   In general, stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 45 days in advance of the mail date of the prior year's proxy statement, or by April 3, 2001, to be considered for the 2001 Annual Meeting of the Stockholders.

Directors and Executive Officers

   The following table provides information concerning the directors and executive officers of the Company as of May 1, 2000:

             Name         Age                    Position(s)
             ----         ---                    -----------
      Richard C.           44 Chairman of the Board and Director
      Dresdale
      David E. De Leeuw    55 Vice Chairman and Director
      James T. Smith       52 President, Chief Executive Officer, and Director
      Christopher T.       43 Executive Vice President, Chief Financial Officer
      Sortwell                and Director
      Andrea Geisser       57 Treasurer and Director
      Thomas O.            45 President, Frozen Food Division
      Ellinwood
      Thomas J. Ferraro    52 President, Dry Grocery Division
      Anthony A.           44 Executive Vice President, Sales and Marketing,
      Bevilacqua              Frozen Food Division
      C. Gary Willet       45 Executive Vice President, Dry Grocery Division
      Paul Graven          56 Senior Vice President of Human Resources
      Clive A. Apsey       52 Director
      Charles J. Delaney   40 Director
      Peter Lamm           48 Director
      George E. McCown     64 Director
      Ronald S. Orr        53 Director

   Executive officers serve at the pleasure of the Board of Directors until their resignation or removal. A brief biography of each director and executive officer follows:

Richard C. Dresdale--Chairman of the Board and Director

   Mr. Dresdale has served as a Director of the Company since June 1998 and the Chairman of the Board since February 2000. Prior to that time, Mr. Dresdale was a Director of AurFoods from December 1996 to June 1998. Mr. Dresdale is President of Fenway Partners, Inc. ("Fenway") and was a founding partner. Fenway is a New York-based private equity firm for institutional investors with the primary objective of acquiring leading middle-market companies. Prior to founding Fenway with Messrs. Lamm and Geisser, Mr. Dresdale was employed by Clayton, Dubilier and Rice, Inc. from June 1985 to March 1994, most recently as a Principal. Mr. Dresdale serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Quality Stores, Inc., Delimex Holdings, Inc. and Simmons Company.

David E. De Leeuw--Vice Chairman and Director

   Mr. De Leeuw has served as a Director of the Company since June 1998 and as Vice Chairman of the Board since February 2000. Prior to that time, Mr. De Leeuw was a Director of AurFoods from December 1996 to June 1998. Mr. De Leeuw is a managing director of McCown De Leeuw & Co., Inc. ("MDC.") Prior to founding MDC with George E. McCown in 1984, Mr. De Leeuw was Manager of the Leveraged Acquisition Unit and Vice President in the Capital Markets Group at Citibank, N.A. Mr. De Leeuw also worked with W.R. Grace & Co. where he was Assistant Treasurer and Manager of Corporate Finance. Mr. De Leeuw began his career as an investment banker with Paine Webber Incorporated. He currently serves as a director of American Residential Investment Trust, Papa Gino's, Inc., Cornerstone Family Services and DIMAC Holdings, Inc.

James T. Smith--President, Chief Executive Officer and Director

   Mr. Smith has been the President, Chief Executive Officer and Director of the Company since April 2000. From April 1993 until he accepted the position with the Company, Mr. Smith was the President and Chief Operating Officer of the ConAgra Frozen Prepared Foods Group. ConAgra is a company that manufactures, among other items, agricultural chemicals, feed, fertilizers, grain, poultry, processed meat, seafood and frozen prepared food products. From 1991-1993, Mr. Smith served first as Executive Vice President, and then President, of Gerber Products Company.

Christopher T. Sortwell--Executive Vice President, Chief Financial Officer and Director

   Mr. Sortwell has been the Executive Vice President, Chief Financial Officer and Secretary of the Company since March 2000 and a Director since April 2000. From July 1999 until he accepted his position with the Company, Mr. Sortwell was the Executive Vice President and Chief Financial Officer of SBC Holdings Inc., the investment vehicle that was formerly The Stroh Brewery Company. Prior to that time, Mr. Sortwell had been the Executive Vice President and Chief Financial Officer for Stroh Brewery Company from July 1996 to July 1999. From August 1990 to June 1996, Mr. Sortwell was the Senior Vice President and Chief Financial Officer of the Stroh Brewery Company.

Andrea Geisser--Treasurer and Director

   Mr. Geisser has served as a Director of the Company since June 1998. Prior to that time, Mr. Geisser was a Director of VDK from September 1995 to June 1998 and a Director of AurFoods from December 1996 to June 1998. Mr. Geisser has been a Managing Director of Fenway since the firm's founding in 1994. Prior to founding Fenway with Messrs. Lamm and Dresdale, Mr. Geisser was employed by Butler Capital Corporation ("BCC") from February 1989 to June 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. From 1986 to 1989, Mr. Geisser was a Managing Director of Onex Investment Corporation, the largest Canadian leveraged buyout company, and prior to that started the U.S. operations of EXOR, a European investment company, where he was a Senior Vice President and Director. Mr. Geisser serves as a director of a number of Fenway's portfolio companies, including Decorative Concepts, Inc., Iron Age Corporation and Valley-Dynamo LP.

Thomas O. Ellinwood--President, Frozen Food Division

   Mr. Ellinwood joined VDK in 1995 as President and has been President, Frozen Food Division since VDK's merger with the Company in 1998. Mr. Ellinwood has been responsible for the management of VDK since Pet Incorporated ("Pet") acquired Van de Kamp's(R), Inc. from Grand Metropolitan, PLC in October 1989, when he headed the acquisition and integration team as Director/Marketing Manager. Mr. Ellinwood was Vice President and General Manager of Pet from March 1992 until VDK bought the Van de Kamp's(R) business in 1995. Between 1990 and 1992, Mr. Ellinwood held the position of Vice President, Marketing at Pet. Prior to Pet's acquisition of Van de Kamp's(R), from 1986 to 1989, Mr. Ellinwood held various positions of increasing responsibility with Pet's sales and marketing departments. Mr. Ellinwood served as General Manager of Omar, Inc., a privately owned aerospace manufacturing company, from 1983 to 1986. Mr. Ellinwood is a director of Medical Office Online, Inc.

Thomas J. Ferraro--President, Dry Grocery Division

   Mr. Ferraro joined AurFoods in 1996 as President, and has been President, Dry Grocery Division since the merger with VDK in 1998. Prior to joining AurFoods in December 1996, Mr. Ferraro led the LBO and served as President of Campfire, Inc., from September 1994 to June 1996, which merged into International Home Foods, Inc. Prior to joining Campfire, Inc. he was Vice President of Sales for the Niche Grocery division of Borden, Inc. from 1991 to 1994. Mr. Ferraro's experience with niche grocery products extends back to his early career with RJR Nabisco Inc. and Dracket products, a division of Bristol-Meyers Squibb Company, where he held a variety of marketing and sales positions.

Anthony A. Bevilacqua--Executive Vice President, Sales and Marketing, Frozen Food Division

   Mr. Bevilacqua joined VDK in February 1998 as Executive Vice President, Sales and Marketing and has been Executive Vice President, Sales and Marketing, Frozen Foods Division since VDK's merger with the Company. Mr. Bevilacqua is responsible for the frozen food division's sales and marketing functions. Prior to joining VDK, Mr. Bevilacqua was Senior Vice President at Aramark's Spectrum Healthcare Services from September 1994 to December 1997. Between 1980 and 1994, Mr. Bevilacqua held various positions of increasing responsibility in sales and marketing with Ralston Purina Company ("Ralston"). In 1992, he was promoted to Vice President of Marketing at Ralston's Eveready Battery Canadian division.

C. Gary Willett--Executive Vice President, Dry Grocery Division

   Mr. Willett joined AurFoods in December 1996 as Executive Vice President and has been Executive Vice President, Dry Grocery Division since the merger with VDK in 1998. From August 1995 to September 1996, he served as Executive Vice President/General Manager of Campfire, Inc., which merged into International Home Foods, Inc. Prior to joining Campfire, Inc., Mr. Willett spent 12 years with Borden, Inc., from June 1983 to August 1995, in a series of marketing and general management positions, most recently as Vice President/General Manager of Elmer's, a division of Borden, Inc. Before joining Borden, Mr. Willett spent six years with Kellogg in various marketing and sales positions from September 1977 to June 1983.

Paul Graven--Senior Vice President of Human Resources

   Mr. Graven joined Aurora Foods in April, 2000. Prior to joining Aurora Foods, Mr. Graven was most recently Senior Vice President-Human Resources for ConAgra Prepared Foods from November, 1980 to April, 2000. Prior to ConAgra, Mr. Graven held progressively more responsible HR positions with Porter Paint Company, Federal Reserve and RCA Corporation.

Clive A. Apsey--Director

   Mr. Apsey has served as a Director of the Company since June 1998. Prior to that time, Mr. Apsey was a Director of VDK from September 1995 to June 1998. Mr. Apsey was an Executive Director of Tiger Oats Ltd. (n/k/a Tiger Brands Limited) ("Tiger Brands") from 1987 to 1998 and currently serves as a non-Executive Director and consultant to the group.

Peter Lamm--Director

   Mr. Lamm has served as a Director of the Company since June 1998. Prior to that time, Mr. Lamm was a Director of VDK from September 1995 to June 1998 and a director of AurFoods from December 1996 to June 1998. Mr. Lamm is Chairman and Chief Executive Officer of Fenway and was a founding partner. Prior to founding Fenway with Messrs. Dresdale and Geisser, Mr. Lamm was employed by Butler Capital Corporation from February 1982 to April 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. Mr. Lamm serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Quality Stores, Inc., Delimex Holdings, Inc., Iron Age Corporation and Simmons Company.

George E. McCown--Director

   Mr. McCown has been a Director of Aurora Foods since May 1999. Mr. McCown is a managing director of MDC, which he founded with Mr. De Leeuw in 1984. Before co- founding MDC, Mr. McCown spent 18 years at Boise Cascade Corporation in a series of general management positions in paper, packaging, building materials and real estate. When Mr. McCown left at the end of 1980, he was Senior Vice President for the Building Materials Group and President of Boise Cascade Home and Land Corporation. Mr. McCown is an officer and director of several current and former MDC portfolio companies including positions as Chairman of the Board of Building Materials Holding Corporation (NASDAQ); Vice-Chairman of Vans, Inc. (NASDAQ) and a Director of FiberMark, Inc. (NYSE). He serves as Chairman of Gold Run Aviation and as a Director of The Brown Schools, DIMAC Holdings, Inc., Home Asset Management Corporation (AmReit,
NYSE), Fitness Holdings International, E-M-Solutions, Inc. and SARCOM Inc.

Charles J. Delaney--Director

   Mr. Delaney has served as a Director of Aurora Foods Inc. since June 1998. Prior to that time, Mr. Delaney was a Director of Van de Kamp's, Inc. from September 1995 to June 1998. Mr. Delaney is the President of UBS Capital Americas, which is the manager for two funds established by UBS AG to make private equity investments in the U.S. and Latin America. Mr. Delaney continues to manage the portfolio of UBS Capital LLC along with its U.S. and Latin America affiliates. Mr. Delaney served as the President of UBS Capital LLC since it was established in 1993 as a subsidiary of UBS AG until December 1999. Prior to that from 1989 to 1993, Mr. Delaney headed the Leverage Finance Group of UBS AG in the United States. Mr. Delaney is also a director of AduroNet.com, AMS Holdings Corp., Edison Schools Inc. and ETM Entertainment Network, Inc.

Ronald S. Orr--Director

   Mr. Orr has been a Director of the Company since April 1, 2000. Mr. Orr is an Operating Affiliate of MDC and presently serves on the Board of Directors of DIMAC Holdings, Inc. and E-M-Solutions, Inc. Mr. Orr is President and a Director of Ron Orr and Professionals, Inc. Mr. Orr served as a full time consultant to Colony Capital Inc., a private equity fund, from March 1998 through August 1999, and during that period he served as President and a Director of Lahotel Corporation (owner and operator of the L'Ermitage Hotel in Beverly Hills, California) and as a Director of Silverlink Holdings, Inc. (owner and operator of the Amanresorts located throughout the world). From March 1980 through June 1997, Mr. Orr was a partner at the law firm of Gibson, Dunn & Crutcher.

   Certain of the directors of the Company are affiliated with Fenway entites, MDC entities, Tiger Brands, Gloriande and UBS, all of which are shareholders of the Company. Pursuant to the Securityholders Agreement with the Company, each of these entities has certain rights and obligations regarding the designation of directors.

   There are no family relationships between any directors or executive officers of the Company.

                     Meetings and Committees of Directors

Board Meetings

   The Board of Directors held four meetings during the fiscal year ended December 31, 1999. The Board of Directors has the committees listed below.

Compensation Committee

   The Compensation Committee, which met once during 1999, determines the compensation of executive officers, including bonuses, subject to ratification by the Board of Directors. The Compensation Committee is comprised of Messrs. De Leeuw and Lamm.

Compensation Subcommittee

   The Compensation Subcommittee administered the Company's 1998 and 1999 equity incentive plans. The Compensation Subcommittee is comprised of Messrs. Apsey and Delaney.

Audit Committee

   The Audit Committee, which met three times during 1999, recommends to the Board of Directors the engagement of the Company's independent accountants and reviews the plans for, and the results and scope of, the annual auditing engagement. The Board of Directors has not yet adopted a written charter for the Audit Committee. The Audit Committee is comprised of Messrs. Apsey and Delaney. Both Mr. Apsey and Mr. Delaney are independent directors (as independence is defined in Section 303.01B(2)(a) and (3) of the New York Stock Exchange's listing standards).

Special Committee

   On February 11, 2000, the Company's Board of Directors, after discussions with the Company's auditors, PricewaterhouseCoopers, LLP, formed a special committee (the "Special Committee") to conduct an investigation into the Company's application of its accounting policies. The members of the Special Committee are Messrs. Delaney, Apsey, Dresdale, Geisser and De Leeuw. The Special Committee retained legal counsel, which retained an independent accounting firm to assist in the investigation. The Board of Directors has determined that the Special Committee's role in the investigation of the accounting issues has been concluded and further matters relating thereto will be addressed by the Board of Directors.

                           Compensation of Directors

   Directors who are officers, employees, or otherwise affiliates of the Company do not receive compensation for their service as directors. Non-employee directors receive an annual retainer of $20,000, plus $2,000 for attending each committee meeting of the Board of Directors and $5,000 per annum for serving as a Chairman of any committee of the Board of Directors. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

                            Executive Compensation

   The following Summary Compensation Table sets forth the compensation received by the officers of the Company (together, the "Named Executive Officers"), during the years ended December 31, 1999 and 1998, and December 27, 1997.

Summary Compensation Table

                                                       Long-term
                                Annual Compensation   Compensation
                               ---------------------- ------------
Name and Principal                                     Securities
Position                                               Underlying      All Other
as of December 31, 1999   Year Salary(/1/) Bonus(/1/)   Options    Compensation(/2/)
-----------------------   ---- ----------- ---------- ------------ -----------------
Ian R. Wilson...........  1999 $1,000,000   $    --         --          $  --
Chairman of the Board     1998  1,000,000    450,000        --             --
 and
 Chief Executive Officer

James B. Ardrey.........  1999    600,000        --         --             --
Vice Chairman             1998    600,000    270,000        --             --

Ray Chung...............  1999    350,000        --         --             --
Executive Vice President  1998    350,000    157,500        --             --

M. Laurie Cummings......  1999    250,000        --         --             --
Chief Financial Officer
 and Secretary            1998    250,000    112,500        --             --

Thomas O. Ellinwood.....  1999    290,000        --      70,000          9,740
President, Frozen Food
 Division                 1998    275,000    123,750    175,000          8,895

Thomas J. Ferraro.......  1999    290,000        --      70,000          9,000
President, Dry Grocery
 Division                 1998    275,000    165,000    175,000          9,000
                          1997    175,000    143,000        --           9,000

--------
(1) Amounts have been annualized for 1998.
(2) Other compensation includes Company contributions on behalf of the officers to profit sharing and savings plans and other related benefits.

   On February 17, 2000, Messrs. Wilson, Ardrey, Chung and Ms. Cummings resigned their offices with the Company.

VDK Incentive Plan

   VDK LLC provided a compensation arrangement (the "VDK Plan") as a means by which certain key employees, and other specifically designated persons ("VDK Covered Employees") of VDK and/or affiliated with VDK, were given an opportunity to benefit from appreciation in the equity value of VDK. Under the VDK Plan, VDK Covered Employees were issued a specific class of limited liability company member units and/or performance-based units (collectively, "VDK Management Units"), at a nominal value, as a means to participate in the appreciation of the equity value of VDK. The VDK Management Units were subject to vesting requirements based on terms of employment or other factors.

   Pursuant to the VDK Plan, Dartford, Thomas O. Ellinwood, and Anthony A. Bevilacqua received 2,255,334, 244,072, and 91,756 shares of Common Stock, respectively, under the VDK Plans on July 1, 1999. In addition, 27 employees and other persons received an aggregate of 979,067 shares pursuant to the VDK Plans on July 1, 1999.

                              Stock Option Grants

   The following table sets forth information with respect to stock option grants to the Named Executive Officers during 1999. The options were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant. The options vest ratably over three years beginning in the third year after the date of grant and expire ten years after the date of grant.

Option Grants in the Last Fiscal Year

                                             Individual Grants
                            ----------------------------------------------------
                                        Percent
                                       of Total
                                        Options
                            Number of   Granted
                            Securities    to                          Grant
                            Underlying Employees                      Date
                             Options   in Fiscal Exercise Expiration Present
Name                         Granted     Year     Price      Date     Value
----                        ---------- --------- -------- ---------- -------
Ian R. Wilson..............     --        --       $--        --      $--
James B. Ardrey............     --        --        --        --       --
Ray Chung..................     --        --        --        --       --
M. Laurie Cummings.........     --        --        --        --       --
Thomas O. Ellinwood........     --        --        --        --       --
Thomas J. Ferraro..........     --        --        --        --       --

          Option Exercises and Year-end Value of Unexercised Options

   The following table sets forth information with respect to each exercise of stock options during the 1999 fiscal year by a Named Executive Officer and the number and value of unexercised stock options held by the Named Executive Officers at December 31, 1999.

 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
 Values

                                                 Number of Securities
                                                Underlying Unexercised   Value of Unexercised In-
                          Shares                Options at Fiscal Year     the-Money Options at
                         Acquired                         End               Fiscal Year End (2)
                            on       Value     ------------------------- -------------------------
Name                     Exercise Realized (1) Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ------------ ----------- ------------- ----------- -------------
Ian R. Wilson...........    --        $--          --             --        $--          $--
James B. Ardrey.........    --         --          --             --         --           --
Ray Chung...............    --         --          --             --         --           --
M. Laurie Cummings......    --         --          --             --         --           --
Thomas O. Ellinwood.....    --         --          --         175,000        --           --
Thomas J. Ferraro.......    --         --          --         175,000        --           --

--------
(1) The Value Realized is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No options were exercised during the last fiscal year.
(2) The Value of Unexercised In-the-Money Options at Fiscal Year End is equal to $9.3125, the fair market value of each share underlying the options at December 31, 1999, less the exercise price, times the number of options. No options were in the money at December 31, 1999

                             Employment Agreements

   Prior to his resignation, Mr. Ian R. Wilson served as the Chairman of the Board and the Chief Executive Officer of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Mr. Wilson received an annual base salary of $1.0 million during the term of the agreement and was eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provided for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive Officer other than Mr. Wilson.

   Prior to his resignation, Mr. James B. Ardrey served as the Vice Chairman of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Mr. Ardrey received an annual base salary of $600,000 during the term of the agreement and was eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provided for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive Officer other than Mr. Wilson.

   Prior to his resignation, Mr. Ray Chung served as the Executive Vice President of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Mr. Chung received an annual base salary of $350,000 during the term of the agreement and was eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provided for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive Officer other than Mr. Wilson.

   Prior to her resignation, Ms. M. Laurie Cummings served as the Chief Financial Officer and Secretary of the Company pursuant to an employment agreement dated July 1, 1998. Under the agreement, Ms. Cummings received an annual base salary of $250,000 during the term of the agreement and was eligible to receive a bonus of up to 80% of her base salary based on certain earnings criteria. The employment agreement provided for a term of two years and a non-compete covenant for the term of her employment and thereafter, if applicable, until the earlier of July 1, 2000 or the first anniversary of employing a Chief Executive Officer other than Mr. Wilson.

   Mr. Thomas J. Ferraro serves as the President of the Dry Grocery Division pursuant to an employment agreement, dated as of December 31, 1996, as amended (the "Ferraro Employment Agreement"). He receives an annual base salary of $290,000 (subject to annual adjustment) during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. The Ferraro Employment Agreement provides for a two-year term ending December 31, 2000; however, on each December 31st, the term automatically extends for one additional year so that the term ends three years after such December 31st unless notice by either the Company or Mr. Ferraro to terminate is given 30 days prior to the automatic extension. If the Company terminates Mr. Ferraro's employment without cause, the Ferraro Employment Agreement requires the Company to pay him an amount equal to the base salary he would have been entitled to receive through the end of the current term of his employment agreement. Mr. Ferraro is also entitled to receive any bonus for the preceding fiscal year which has not been paid as of the date of his termination plus a pro rata portion of any base and supplemental bonus with respect to such fiscal year based upon the actual number of days the Company employed Mr. Ferraro during such fiscal year. Mr. Ferraro may not compete with or solicit employees from the Company until the later of the first anniversary of his termination and the end of the current term of his employment agreement.

   Mr. Thomas O. Ellinwood serves as the President of the Frozen Food Division pursuant to an employment agreement, dated as of March 1, 1997 as amended (the "Ellinwood Employment Agreement"). The Ellinwood Employment Agreement provides for a three-year term; however, on each September 30th, the term automatically extends for one additional year so that the term ends three years after such September 30th unless notice by either the Company or Mr. Ellinwood to terminate is given 30 days prior to the automatic extension. Mr. Ellinwood receives an annual base salary of $290,000 (subject to annual adjustment) during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. If the Company terminates Mr. Ellinwood's employment without cause before a change of control (as defined in the agreement), the Company is required to pay him the greater of (i) 200% of his base salary then in effect or (ii) the base salary he would have been entitled to receive through the end of the current term of the employment agreement plus his base bonus pro rated according to the actual number of days the Company employed him for such fiscal year. If the Company terminates Mr. Ellinwood's employment without cause after a change of control (as defined in the agreement) or Mr. Ellinwood terminates his employment with the Company for "Good Reason" (as defined in the agreement) after a change of control, the Company must pay him the sum of 200% of his base salary then in effect plus his bonus pro rated according to the actual number of days the Company employed him for such fiscal year. The pro rated portion of his bonus is payable as if the Company's financial results equal exactly 100% of the EBITDA target for that year. Mr. Ellinwood's employment agreement also provides that for one year following his termination of employment with the Company (other than a termination by the Company without cause), Mr. Ellinwood may not compete with or solicit employees from the Company.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors consists exclusively of non-employee directors and is responsible for setting and administering the policies that govern the compensation of executive officers of the Company. The Compensation Committee also administers the Company's 1998 Incentive Plan and the 1998 Employee Stock Purchase Plan.

 Compensation Philosophy

   The Company's compensation program for its executive officers is based on the following objectives:

  . Total compensation of the executive officers should be linked to the financial performance of the Company.

  . The compensation paid to the executive officers of the Company should compare favorably with executive compensation levels of other similarly-sized companies so that the Company can continue to attract and retain outstanding executives.

  . The compensation program should reward outstanding individual performance and contributions as well as experience.

 Compensation Methodology

   The Company's executive compensation program has three components: base salary, annual bonus and stock options. The Compensation Committee reviews executive compensation in light of the Company's performance during the fiscal year and compensation data at companies that are considered comparable. The Compensation Committee considers the operating results of the Company as a factor in determining the compensation of its executives.

 Base Salary

   The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. The Compensation Committee approves all salary increases for executive officers, which is then subject to ratification by the Board of Directors. The salaries of all executive officers are established by employment agreements as previously discussed.

 Annual Bonus

   The annual bonus is given to promote the achievement of the Company's performance objectives. The specific performance objectives for each executive officer and the payments made relative thereto are governed by earnings criteria as established in the employment agreements. Such criteria are primarily measured by Company and/or divisional operating earnings and working capital targets established in the annual operating budget process. The annual bonus also takes into consideration any major acquisitions and the executive's performance in integrating such acquisition into the Company's operations.

 Stock Options

   Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's Common Stock. The Compensation Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The Compensation Committee has not established any target level of ownership of the Company's Common Stock by the Company's executives. Retention of shares of the Company's Common Stock, however, is encouraged. Stock options are awarded under the Company's 1998 Incentive Plan. Stock options granted to executive officers have exercise prices equal to the market price of the Company's Common Stock on the date of grant, vest over five years and have terms of ten years. The Compensation Subcommittee approves all stock option grants, which is then subject to ratification by the Board of Directors.

 Compensation of the Chief Executive Officer

   Mr. Wilson became Chairman of the Board and Chief Executive Officer of the Company in June 1998. Mr. Wilson and the Company entered into an employment agreement dated July 1, 1998 as described in "Executive Compensation-- Employment Agreements." Mr. Wilson resigned from his position as Chief Executive Officer in February 2000.

   The Compensation Committee reviews the compensation of the chief executive officer in light of the Company's performance during the fiscal year and compensation data at companies that are considered comparable. The Compensation Committee considers the operating results of the Company as a factor in determining the compensation of its chief executive officer.

   The Compensation Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of comparable size to the Company.

 Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"), as amended, limits the federal income tax deductibility of compensation paid to the executive officers named in the Summary Compensation Table on page 20. The Company generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m).

   The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

The Compensation Committee

David De Leeuw

Peter Lamm

Performance Graph

   The following graph compares the cumulative total return to stockholders of the Company's Common Stock from July 1, 1998 through December 31, 1999 to the cumulative total return of (1) the Russell 2000 Index and (2) the S&P Mid Cap Food Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the other indexes and reinvestment of all dividends).

[GRAPH APPEARS HERE]

        Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of May 15, 2000 by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and executive officer of the Company named in the summary compensation table, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

                                                                   Shares
                                                                Beneficially
                                                                  Owned(1)
                                                             ------------------
Name of Owner                                                  Number   Percent
-------------                                                ---------- -------
Fenway Partners entities(2)................................. 18,654,686  27.8%
McCown De Leeuw & Co. entities(3)(4)........................ 16,399,871  24.5%
California Public Employees Retirement System(4)............  3,737,581   5.6%
Dartford Partnership L.L.C.(5)..............................  6,971,301  10.9%
Tiger Brands Limited(6).....................................  4,259,390   6.4%
UBS Capital LLC(7)..........................................  4,259,390   6.4%
Officers and Directors
Ian R. Wilson(5)............................................  6,971,301  10.4%
James B. Ardrey(5)..........................................  6,971,301  10.4%
Ray Chung(5)................................................  6,971,301  10.4%
M. Laurie Cummings(5).......................................  6,971,301  10.4%
Thomas O. Ellinwood(8)......................................    280,918     *
Thomas J. Ferraro(9)........................................    486,444     *
Clive A. Apsey(6)...........................................  4,259,390   6.4%
David E. De Leeuw(3)........................................ 16,399,871  24.5%
Charles J. Delaney(7).......................................  4,259,390   6.4%
Richard C. Dresdale(2)...................................... 18,654,686  27.8%
Andrea Geisser(2)........................................... 18,654,686  27.8%
Peter Lamm(2)............................................... 18,654,686  27.8%
George E. McCown(3)......................................... 16,399,871  24.5%
Ronald S. Orr(3)............................................ 16,399,871  24.5%
All directors and executive officers of the Company as a
 group (19 persons)......................................... 51,695,349  77.1%

--------
*Less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security.
(2) Includes 16,362,052, 1,911,218, 240,304, and 141,112 shares of Common
    Stock owned directly or indirectly by the Fenway Partners Capital Fund, L.P. (the "Fenway Fund I"), Fenway Partners Capital Fund II, L.P. (the "Fenway Fund II" and, together with the Fenway Fund I, the "Fenway Funds"), FPIP, LLC and FPIP Trust, LLC, respectively. FPIP, LLC and FPIP Trust, LLC are entities formed by the investment professionals of Fenway to make co-investments alongside the Fenway Funds. The managing member of each of FPIP, LLC, and FPIP Trust, LLC is Fenway. The general partner of the Fenway Fund I is Fenway Partners, L.P., a Delaware limited partnership, whose general partner is Fenway Partners Management, Inc., a Delaware corporation. The general partner of Fenway Fund II is Fenway Partners II, LLC, a Delaware limited liability company. Peter Lamm, Richard Dresdale, and Andrea Geisser are directors and officers of each of Fenway Partners Management, Inc. and Fenway, and Peter Lamm and Richard Dresdale are managing members of Fenway Partners II, LLC, and as such may be deemed to have or share the power to vote or dispose of the shares of Common Stock held by the Fenway Funds, FPIP, LLC and FPIP Trust, LLC. Each of Messrs. Lamm, Dresdale, and Geisser has no direct ownership of any shares of the Common

   Stock and disclaims beneficial ownership of any of such shares except to the extent of their direct or indirect partnership or membership interests in the Fenway Funds, FPIP, LLC and FPIP Trust, LLC. The address of the Fenway entities is 152 West 57th Street, New York, New York 10019.
(3) Includes 5,897,598 shares of Common Stock owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. 418,687 shares of Common Stock owned by McCown De Leeuw & Co. III (Europe), L.P., an investment partnership whose general partner is MDC Management Company III, L.P., 98,124 shares of Common Stock owned by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), 127,571 shares of Common Stock owned by Gamma Fund LLC, a California limited liability company, 5,885,400 shares of Common Stock owned by McCown De Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC Management Company IV, LLC ("MDC IV"), 95,308 shares of Common Stock owned by Delta Fund LLC, a California limited liability company and 124,102 shares of Common Stock owned by McCown De Leeuw & Co. IV Associates, L.P., whose general partner is MDC
    IV. Includes 10,000 shares held by David E. De Leeuw and 2,000 shares held in trust for Mr. De Leeuw's son. Also includes 3,500 shares of Common Stock held by Ronald S. Orr. In addition, includes 3,737,581 shares of Common Stock held by CALPERS for which McCown De Leeuw & Co. III, L.P. has an irrevocable proxy, which provides the power to vote all of the securities held by CALPERS. The voting members of Gamma Fund LLC and Delta Fund LLC are George E. McCown, David E. De Leeuw, David E. King, Robert B. Hellman, Jr., and Steven A. Zuckerman, who are also the only general partners of MDC III and MDC IIIA and the only managing members of MDC IV. Voting and dispositive decisions regarding the securities owned by McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. II (Europe), L.P., McCown De Leeuw & Co. III (Asia), L.P. and McCown De Leeuw & Co. IV, L.P. are made by Mr. McCown and Mr. De Leeuw, as Managing General Partners of each of MDC III and MDC IIIA who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of such entity and by a vote or consent of all of the managing members of MDC IV. Voting and dispositive decisions regarding securities owned by Delta Fund LLC and Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC and Delta Fund LLC. Messrs. McCown, King, Hellman, and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of their proportionate membership interests. Mr. De Leeuw has direct ownership of only the 10,000 securities disclosed above, and disclaims beneficial ownership of all other shares (including those held in trust for his son) except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of his proportionate membership interests. Mr. Orr is an operating affiliate of MDC. Mr. Orr has direct ownership of only the 3,500 securities disclosed above and disclaims beneficial ownership of all other shares. The address of each of the above referenced entities is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.
(4) Under an irrevocable proxy, CALPERS has granted McCown De Leeuw & Co. III, L.P. the right to vote all of the shares of Common Stock it holds. The address of California Public Employees Retirement System is Lincoln Plaza, 400 P Street, Sacramento, CA 95814.
(5) Includes 2,000 shares held by the Dartford Partnership, L.L.C. Also includes 2,228,456 shares, 1,458,411 shares, 1,453,411 shares, 737,236 shares and 1,091,787 shares held by Ian R. Wilson, James B. Ardrey, Ray Chung, M. Laurie Cummings and Cary S. Fitchey, respectively. Ian Wilson's shares include 130,990 shares held by the Ian and Susan Wilson 1998 Irrevocable Trust. James Ardrey's shares includes a total of 33,036 shares held by family members and trusts: 4,504 shares held by Scott W. Seaton, Trustee F/B/O Caitlin E. Ardrey; 4,504 shares held by Scott W. Seaton, Trustee F/B/O Ian B. Ardrey; 6,007 shares held by Wendy R. Ardrey, Trustee F/B/O Ann Richardson; 6,007 shares held by Elizabeth D. Ardrey; 6,007 shares held by R. Holt Ardrey, Trustee F/B/O Blake Ardrey; and 6,007 shares held by R. Holt Ardrey, Trustee F/B/O Scott Ardrey. James Ardrey disclaims beneficial ownership of 27,029 shares held directly by certain children's trusts. Ray Chung's shares include 102,094 shares held by children's trusts; 51,047 shares held by the Ray and Eileen Chung Children's Trust F/B/O Melissa Ann Chung and 51,047 shares held by the Ray and Eileen Chung Children's Trust F/B/O Jessica Michelle Chung. Information regarding share ownership has been derived from the Amended Statement of Beneficial Ownership on Form SC 13G/A filed February 14, 2000. Each of Messrs. Wilson, Ardrey, and Chung and Ms. Cummings disclaim beneficial ownership of the shares of the Company's Common Stock held by Dartford, except for those shares held directly by him or her, respectively, or otherwise in which they have a pecuniary interest. The address of Dartford is 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.
(6) Tiger Brands' (f/k/a Tiger Oats) shares are held by Gloriande, a corporation organized under the laws of Luxembourg, which is the record owner of the Company's Common Stock. Gloriande is an indirect wholly-owned subsidiary of Tiger Brands. The shares of capital stock of Tiger Brands are traded publicly on the Johannesburg Stock Exchange. Mr. Clive A. Apsey is a director of Tiger Brands and as such may be deemed to have the power to vote or dispose of the Company's Common Stock held by Tiger Brands. Mr. Apsey disclaims beneficial ownership of any such shares. The address of Tiger Brands Limited is 85 Bute Lane, Sandown, Sandton 2196, Republic of South Africa.
(7) UBS is a wholly-owned indirect subsidiary of Union Bank of Switzerland. The shares of capital stock of Union Bank of Switzerland (now UBS AG) are publicly held. Mr. Charles J. Delaney, a director of the Company, is the president of UBS Capital Americas and disclaims beneficial ownership of the Company's Common Stock held by UBS. The address of UBS is 299 Park Avenue, 34th Floor, New York, NY 10171.
(8) Includes 244,072 shares of Common Stock distributed to Mr. Ellinwood under the VDK Plan distributed July 1, 1999. Also includes 100 shares held by Mr. Ellinwood's son.
(9) Includes 427,454 shares of Common Stock distributed to Mr. Ferraro under the Aurora Plan and trusts for the benefit of certain of his family members. Mr. Ferraro disclaims beneficial ownership as to 128,236 of such shares, which were transferred to trusts for the benefit of certain of his family members.

                Certain Relationships and Related Transactions

   As of May 1, 2000, Aurora Foods Inc. has maintained business relationships and engaged in certain transactions described below.

   During 1999, the Company paid the following fees for services rendered in connection with the acquisitions of Seacoast and Lender's: $1,083,000 to Dartford, whose partners, Messrs. Wilson, Ardrey and Chung, and Ms. Cummings are former executive officers and directors of the Company; $1,083,000 to MDC III, whose general partners and operating affiliates include Messrs. McCown, De Leeuw and Orr (all directors of the Company); and $1,083,000 was paid to Fenway, whose partners include Messrs. Dresdale, Geisser and Lamm (all directors of the Company). Services provided in connection with such fees included the identification and analysis of the acquisition opportunity, the negotiation of the acquisition and the raising of financing for such acquisition. Fees of $500,000 and $2,750,000, in the aggregate, were paid in connection with the acquisitions of Seacoast and Lender's, respectively.

   The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Fenway, MDC and Dartford of 0.333% of the acquisition price for future acquisitions by the Company. The Dartford agreement terminated upon the resignation of Ian Wilson on February 17, 2000. The acquisition price is the sum of (i) the cash purchase price actually received by the seller, (ii) the fair market value of any equity securities issued by the seller, (iii) the face value of any debt securities issued to the seller less any discounts, (iv) the amount of liabilities assumed by the Company plus (v) the fair market value of any other property or consideration paid in connection with the acquisition, with installment or deferred payments to be calculated using the present value thereof.

   Pursuant to an agreement dated July 1, 1998 and terminated on February 17, 2000, the Company paid Dartford $800,000 for 1999 and $400,000 for 1998 as reimbursement for corporate headquarters expenses. Such expenses included staff salaries, miscellaneous office expenses related to the administration of the Company's former corporate headquarters, and rent for the space leased by Dartford and formerly used by the Company as its corporate headquarters. This agreement terminated upon Mr. Wilson's resignation on February 17, 2000. The Company remains obligated to pay $200,000 to Dartford until June of 2000.

   The Company and certain stockholders of the Company have entered into the Securityholders Agreement, which provides for certain rights, including registration rights of the stockholders. The Securityholders Agreement terminates on June 30, 2000.

   On April 19, 2000, the Company entered into an agreement pursuant to which The Chase Manhattan Bank ("Chase") agreed to purchase from time to time certain of the Company's accounts receivable. The agreement provides that the amount of purchased and uncollected accounts receivable outstanding at any given time is not to exceed $60 million. Funds affiliated with Fenway Partners, Inc., McCown De Leeuw & Co. and UBS Capital LLC have agreed to participate, on a subordinated basis, in not less than 15% of this accounts receivable transaction. The purchase price will be calculated to include a customary discount to the amount of the receivables purchased. The Company has agreed to pay customary fees in connection with this accounts receivable transaction. The agreement also contains customary representations, warranties and covenants by the Company. The term of the agreement is for 364 days, and may be terminated by the Company upon five days' prior written notice to Chase.

   On December 31, 1996 and January 16, 1998, Mr. Thomas J. Ferraro, President, Dry Grocery Division, executed promissory notes in the amount of $60,000 and $131,000, respectively, in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in MBW LLC. The promissory notes mature December 31, 1999 and January 16, 2001. Interest is due and payable quarterly at the rate of 8% per annum and there are required annual principal payments. The aggregate balance outstanding on his promissory notes as of December 31, 1999 and 1998 was $107,334 and $151,000, respectively.

   On July 7, 1999, Mr. Thomas O. Ellinwood, President, Frozen Foods Division, and Mr. Anthony A. Bevilacqua, Executive Vice President, Sales and Marketing, Frozen Foods Division, in connection with certain equity issuances to them, executed secured promissory notes payable on demand by the Company in the amount of $501,571 and $188,561, respectively, in favor of the Company. If Mr. Ellinwood or Bevilacqua sells his shares of the Company's Common Stock, he must repay his note. The interest payable on the notes is reset annually on July 1st. The interest rate for the year ending June 30, 2000 is 5%. The entire amount of both notes remains outstanding as of May 17, 2000.

            Interest of Certain Persons in Matters to be Acted Upon

   The Compensation Committee has granted stock options, subject to the approval of the Company's 2000 Equity Incentive Plan by stockholders, to Messrs. Smith, Sortwell and Graven.

          Compensation Committee Interlock and Insider Participation

   The Board of Directors has appointed Messrs. Lamm and De Leeuw as members of its Compensation Committee. Prior to his resignation as Chairman of the Board and Chief Executive Officer, Mr. Wilson was an ex-officio member of the Compensation Committee. The Compensation Committee governs the compensation of the executive officers of the Company subject to ratification by the Board of Directors. Messrs. Apsey and Delaney are the members of the Compensation Subcommittee. The Compensation Subcommittee administers the Company's 1998 Incentive Plan and the 1998 Employee Stock Purchase Plan.

   Mr. Wilson is the managing partner of Dartford. During 1999, the Company paid Dartford $1,083,000 in fees for services rendered in connection with the acquisitions of Seacoast and Lender's.

   Pursuant to an agreement dated July 1, 1998 and terminated on February 17, 2000, the Company paid Dartford $800,000 for 1999 and $400,000 for 1998 as reimbursement for corporate headquarters expenses. Such expenses included staff salaries, miscellaneous office expenses related to the administration of the Company's former corporate headquarters, and rent for the space leased by Dartford and formerly used by the Company as its corporate headquarters. This agreement terminated upon Mr. Wilson's resignation on February 17, 2000. The Company remains obligated to pay $200,000 to Dartford until June of 2000.

   Messrs. McCown and De Leeuw are general partners and Mr. Orr is an operating affiliate of MDC. During 1999, the Company paid MDC Management Company III, L.P., an affiliate of MDC, and a beneficial owner of the Company, $1,083,000 in fees for services rendered in connection with the acquisitions of Seacoast and Lender's.

   Messrs. Dresdale, Geisser and Lamm are partners of Fenway. During 1999, the Company paid Fenway $1,083,000 in fees for services rendered in connection with the acquisitions of Seacoast and Lender's.

   The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Dartford, MDC, and Fenway of 0.333% of the acquisition price for future acquisitions by the Company. The agreement with Dartford terminated upon the resignation of Ian Wilson on February 17, 2000.

   The Company and certain stockholders of the Company have entered into the Securityholders Agreement, which provides for certain rights, including registration rights of the stockholders.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations, including representations of its directors and executive officers that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties.

                        Independent Public Accountants

   The directors have appointed PricewaterhouseCoopers LLP to examine the financial statements of the Company for the fiscal year ending December 31, 2000. The Company expects a representative of PricewaterhouseCoopers LLP to be present at the Annual Meeting, with an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions from shareholders.

                                 Annual Report

   The Company's annual report on Form 10-K for the year ended December 31, 1999, including financial statements, in lieu of a separate annual report to stockholders, has been mailed to all stockholders entitled to vote at the Annual Meeting. The annual report on Form 10-K does not constitute a part of the proxy solicitation material. Copies of the Company's annual report on Form 10-K are available without charge upon written request by contacting Mark Kollar at Broadgate Consultants, Inc., One Exchange Plaza, 16th Floor, New York, New York 10006, or by calling Mr. Kollar at (212) 232-2222.

                                          By order of the Board of Directors,
                                          /s/ Richard Dresdale

                                          Richard Dresdale
                                          Chairman of the Board

New York, New York
May 17, 2000

                                                                      EXHIBIT A

                               AURORA FOODS INC.

                          2000 EQUITY INCENTIVE PLAN

1. PURPOSE

   The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Aurora Foods Inc. (the "Company") and its subsidiary by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock, $0.01 par value ("Stock"), and cash incentives.

   The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards, or combinations thereof, all as more fully described below.

2. ADMINISTRATION

   Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

   The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under
Section 7.3 or Section 8.6.

3. EFFECTIVE DATE AND TERM OF PLAN

   The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after April 13, 2010, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

   Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 7,000,000. If any Award requiring exercise by the Participant for delivery of

Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

   Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 3,500,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Code.

   Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5. ELIGIBILITY AND PARTICIPATION

   Each key employee of the Company or any of its subsidiaries (an "Employee") and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, "a Participant"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. TYPES OF AWARDS

 6.1. Options

   (a) Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

   Both "incentive stock options," as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

   (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

     (1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. For purposes of this subsection, "fair market value" in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

     (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

   (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

   (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and
(2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

   (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment.

   (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

 6.2. Stock Appreciation Rights.

   (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right (or "SAR") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

   (b) Grant of Stock Appreciation Rights. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

     (1) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, (a) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (c) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (d) the SAR will be transferable only with the related Option.

     (2) Exercise of Independent Stock Appreciation Rights. A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

   Any exercise of an independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

 6.3. Restricted and Unrestricted Stock.

   (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below ("Restricted Stock").

   (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

   (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under Section 7.1 or
Section 7.2, if a Participant dies or suffers a Status Change (as defined in Section 7.2) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

   During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

   (d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

   (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

   (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

   (g) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

   (h) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

 6.4. Deferred Stock.

   A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6.4 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

 6.5. Performance Awards; Performance Goals.

   (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals (as hereinafter defined). Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

   (b) Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6.5 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award. Any such Award made subject to the achievement of Performance Goals (other than an Option or SAR) shall be treated as a Performance Award for purposes of Section 6.5(c) below.

   (c) Limitations and Special Rules. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described in Section 162(m)(4)(C) of the Code and the regulations thereunder (an "Exempt Award"), the Committee shall in writing preestablish specific Performance Goals. A Performance Goal must be established prior to passage of 25% of the period of time over which attainment of such goal is to be measured. "Performance Goal" means criteria based upon any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or
(ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a Change of Control; or any combination of the foregoing. A Performance Goal and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum Exempt Award payable to any Participant in respect of any such Performance Goal for any year shall not exceed $2,500,000. Payment of Exempt Awards based upon a Performance Goal for the year ending December 31, 2006 and thereafter is conditioned upon reapproval by Employer's shareholders no later than Employer's first meeting of shareholders in the year ending December 31, 2005.

7. EVENTS AFFECTING OUTSTANDING AWARDS

 7.1. Death.

   If a Participant dies, the following will apply:

     (a) All Options and SARs held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and SARs held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

     (c) Any payment or benefit under a Deferred Stock Award or Performance Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, except as otherwise determined the Committee.

 7.2. Termination of Service (Other Than By Death).

   If a Participant who is an Employee ceases to be an Employee for any reason other than death or retirement with consent of the Company after attainment of age 65, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply:

     (a) Except as otherwise determined by the Committee, all Options and SARs held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change (unless otherwise determined by the Committee) or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of
  (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

     (c) Any payment or benefit under a Deferred Stock Award or Performance Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award cancelled as of the date of such Status Change unless otherwise determined by the Committee.

 7.3. Certain Corporate Transactions.

   Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

     (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion (but subject to Section 7.4), on or prior to the effective date of the covered transaction, (1) make any outstanding Option and SAR exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award or Performance Award and
  (4) remove any performance or other conditions or restrictions on any Award; or

     (b) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction, in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

 7.4. Change of Control Provisions.

   (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

     (1) Acceleration of Options and SARs. Any Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall become exercisable to the full extent of the original grant, and all shares of Restricted Stock which are not otherwise vested shall vest. Holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash payment per Performance Award equal to the full value of the cash component of such Award (if any) plus the fair market value of Stock included in such Award.

     (2) Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Options and SARs shall not be terminated as a result of a termination of employment other than by reason of death, disability (as determined by the Company) or retirement for seven months following such termination of employment or until expiration of the original terms of the Option or SAR, whichever period is shorter.

     (3) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict an Option, SAR, share of Restricted Stock or Performance Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

   Notwithstanding the foregoing, if any right granted pursuant to this
Section 7.4 would make a Change of Control transaction ineligible for pooling of interests accounting under applicable accounting principles that but for this Section 7.4 would otherwise be eligible for such accounting treatment, the Committee shall have the authority to substitute stock for the cash which would otherwise be payable pursuant to this Section 7.4 having a fair market value equal to such cash.

   (b) Definition of Change of Control. A "Change of Control" shall be deemed to have occurred if (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company, any employee benefit plan maintained by the Company or any of its subsidiaries or members of the Board on the date the Plan is approved by the stockholders of the Company), including a "group" as defined in Section 13(d)(3) of the 1934 Act becomes the beneficial owner of Stock representing more than twenty-five percent of the voting power of the Company (other than by consolidation or merger) or (ii) within any 24 consecutive month period, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

8. GENERAL PROVISIONS

 8.1. Documentation of Awards.

   Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

 8.2. Rights as a Stockholder, Dividend Equivalents.

   Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

 8.3. Conditions on Delivery of Stock.

   The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed,
(b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

   If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

 8.4. Tax Withholding.

   The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

   In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

   If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with tax exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

 8.5. Transferability of Awards.

   Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution .

 8.6. Adjustments in the Event of Certain Transactions.

   (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

   (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(c) of the Code to fail to be so exempt.

   (c) In the case of ISOs, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code.

 8.7. Employment Rights, Etc.

   Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

 8.8. Deferral of Payments.

   The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

 8.9. Past Services as Consideration.

   Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9. EFFECT, AMENDMENT AND TERMINATION

   Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

   The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

PROXY                          AURORA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.
  THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
              COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  The undersigned hereby appoints JAMES T. SMITH and CHRISTOPHER T. SORTWELL as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of Common Stock, $0.01 par value, of Aurora Foods Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Aurora Foods Inc. to be held Monday, June 19, 2000, at 1:00 p.m., local time, at The Saint Louis Art Museum Auditorium, Forest Park, 1 Fine Arts Drive, St. Louis, Missouri 63110-1380 or any adjournment thereof.

                      Please mark your votes like this [X]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE FOLLOWING
DIRECTORS
   1.Election of Directors:
     01-Clive A. Apsey, 02-David E. DeLeeuw, 03-Charles J. Delaney, 04-Richard C. Dresdale, 05-Andrea Geisser, 06-Peter Lamm, 07-George E. McCown, 08-Ronald S. Orr, 09-James T. Smith, and 10-Christopher T. Sortwell
                 [_] FOR all directors[_] WITHHOLD all directors
   Withhold authority to elect any individual director. Write number(s) of director(s) below.

   ------------------------------------------

                                                       CONTINUED ON REVERSE SIDE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

     2. Proposal to approve the adoption of the Aurora Foods Inc. 2000 Equity Incentive Plan
                          [_] FOR[_] AGAINST[_] ABSTAIN


                                           I will attend the meeting [_]

                                           Signature __________________________
                                           Signature __________________________
                                           Date _______________________________
                                           NOTE: Please sign exactly as name
                                           appears hereon. Joint owners should
                                           each sign. When signing as attor-
                                           ney, executor, administrator,
                                           trustee or guardian, please give
                                           full title as such.

                               TO VOTE YOUR PROXY
 Mark, sign and date your proxy card and return it in the postage-paid envelope provided.